Appendix C




                                [GRAPHIC OMITTED]


                             MAI SYSTEMS CORPORATION
                     This proxy is solicited by the Board of
                       Directors for the Annual Meeting of
                          Stockholders--May  20,  1997


     The undersigned hereby appoints Lewis H. Stanton and Stanley P. Witkow and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 20, 1997, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

      (THIS PROXY CARD CONTINUES AND MUST BE SIGNED ON THE RESERVE SIDE)

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     This  proxy when  properly  executed  will be voted in the manner  directed herein. If no direction is made, this proxy will be voted FOR the election of directors and Items 2 and 3 below.


1.  Election of four  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
directors             ELECTION OF THE DIRECTORS BELOW.


FOR all    WITHHOLD   NOMINEES:  George G. Bayz, Alan A. Gleicher, Richard S.
nominees   AUTHORITY  Ressler, Morton O. Schapiro
listed to  to vote    (INSTRUCTION:  TO WITHHOLD AUTHORITY FOR ANY PARTICULAR
the right  for the    NOMINEE, WRITE SUCH NOMINEE(S) NAME ON THE LINE BELOW.)
(except    nominees
as marked  listed
to the
contrary)
  / /        / /      -------------------------------------------------------


2. Amendment to Amended and Restated Certificate of Incorporation to permit the issuance of up to 1,000,000 shares of Preferred Stock.

     THE BOARD OF  DIRECTORS  RECOMMENDS A VOTE FOR THIS  PROPOSAL.

 FOR       AGAINST        ABSTAIN
 / /        / /            / /

3. Amendments to the 1993 Employee Stock Option Plan to increase number of shares reserved for issuance and to limit the issuance of options to purchase shares for less than the fair market value of the shares on the date of grant and to limit the repricing of under water stock options.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. FOR AGAINST ABSTAIN

 FOR       AGAINST        ABSTAIN
 / /        / /            / /


                                       Dated:    , 1996


                                                       (signed)
                                                       ----------------------

                                                       (signed)
                                                       ----------------------

     Please sign exactly as your name appears below. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign. If a Corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.